EXHIBIT 10.2

                             DISTRIBUTION AGREEMENT


I.       Date and Parties

         A. The date of this Agreement is April 25, 1996.

         B. The parties to this Agreement are:

                  1. TOPPY INTERNATIONAL LIMITED is a corporation organized and existing under the laws of Hong Kong, having offices at 7th Floor, Wyler Centre 2, 200 Tai Lin Pai Road, Kwai Chung, New Territories, Hong Kong. It is referred to as the "Licensee" or "Toppy" throughout this Agreement.

                  2. T3 ACQUISITION, INC. is a corporation organized and existing under the laws of the State of Delaware, having offices at 1309 Noble Street, Philadelphia, Pennsylvania 19123. It is referred to as the "Distributor" or "T3" throughout this Agreement.

                  3. MOTHERS WORK, INC. is a corporation organized and existing under the laws of the State of Delaware, having offices at 1309 Noble Street, Philadelphia, Pennsylvania 19123. It is referred to as the "Guarantor" or "MWI" throughout this Agreement.

II.      Recitals

         A. In connection with the sale of those articles of merchandise hereinafter set forth, the Licensee has been granted rights to use certain names and marks on said articles by Episode USA, Inc., a corporation organized and existing under the laws of the State of Delaware. Licensee desires to provide for the distribution of those articles in the territory specified below.

         B. The Distributor desires to sell such articles in that territory.


                                    AGREEMENT

         In consideration of the mutual covenants contained herein, and other good and valuable consideration, receipt of which is acknowledged by each of them, the parties hereto hereby agree as set forth below.

III.     Definitions

         As used in this Agreement, the following terms shall have the specified meanings:





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         A. "Advertising Material" shall mean all of the Distributor's advertising and promotional material for the Articles, including but not limited to newspaper and magazine copy, catalogs, packaging materials, tags, and any other material picturing the Articles or using any of the Trademarks.

         B. "Articles" shall mean ladies wearing apparel consisting of sportswear, separates and related separates upon which, or in connection with which, the "Trademarks" are used.

         C. "Licensor" shall mean Episode USA, Inc. or any other owner of any legal rights, title or interest in or to the Trademarks, except the Distributor.

         D. "Territory" shall mean The United States of America.

         E. "Trademarks" shall mean the trademark "EPISODE", Episode and design, "EXCURSION", "EXCURSIONS" as set forth in Appendix A attached hereto and made a part hereof.

         F. "Affiliated Company" shall mean any entity or organization in which Distributor, or any person owning more than a thirty-three and one-third percent (33-1/3%) beneficial interest in Distributor, shall own more than a thirty-three and one-third percent (33-1/3%) beneficial interest, or which is, in the opinion of Licensee, so closely affiliated with Distributor as to prevent arms length bargaining.

         G. "Toppy Ex-Factory Price" shall mean the price for Articles paid by Toppy to its factory including raw materials, CMT and quota.

         H. "Toppy F.O.B. Price" shall mean the Toppy Ex-Factory Price plus a mark-up of between 15% and 23%.

         I. "Retail Sales Price" shall mean the price, less sales taxes, charged for Articles sold by Distributor to its retail customers.

         J. "Episode Stores" shall mean retail stores operated by Distributor within the Territory under the name Episode.

IV.      Exclusive Right To Sell The Articles

         A. Upon its compliance with all of the terms of this Agreement, the Distributor shall have the exclusive right to sell the Articles in the Territory. Sales at retail shall only be though Episode Stores. Sales at wholesale may only be made with the prior approval of Toppy, which approval shall not be unreasonably withheld, and which sales shall be to upscale department stores, boutiques or specialty stores.



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         B. Except as set forth below, the Licensee shall manufacture the
Articles, or cause them to be manufactured, as reasonably requested by the Distributor by purchase order, from time to time, at prices and upon terms agreed to by the parties. The quality shall be consistent with that offered to wholesale customers outside the Territory.

         C. The purchase price for the Articles to be purchased and sold hereunder shall be the Toppy F.O.B. Price. Distributor shall pay all other costs including freight, insurance and duties. The purchase price for the Articles shall be payable by Distributor to Toppy or designee in U.S. Dollars. Distributor agrees to obtain irrevocable and transferrable Letters of Credit opened in favor of Toppy or designee, said Letters of Credit to be due and payable at sight. The Letter of Credit is to be delivered to Toppy or designee not less than sixty (60) days prior to the first scheduled production date for the particular order.

         D. Toppy agrees that the price charged Distributor for Articles shall be the lower of (a) the Toppy F.O.B. Price or (b) the price normally charged by Toppy for the same Articles to other affiliated wholesale customers and certain unaffiliated customers (e.g. Canada and Singapore) outside the Territory.

         E. Toppy shall have no liability to Distributor, and Distributor shall have no claim or cause of action against Toppy for any quality defect in any Articles except to the extent that the retail value of the defective Articles exceeds 1.5% of the total annual retail value of Articles purchased.

         F. Toppy agrees that during the first season of retail sale of an Article by Distributor, it will not sell the same design of wearing apparel to any other customer within the Territory.

         G. If, and in the event that during the term of this agreement, Toppy agrees to sublicense the manufacture and/or sale and/or distribution within the Territory of merchandise using the Trademarks other than Articles manufactured by Toppy or Distributor (e.g., perfume or accessories), it is agreed that Distributor and Toppy shall share equally in any royalty earned thereby in the Territory. Nothing contained herein, however, shall obligate Toppy to enter into or grant such a sublicense, provided consent is not unreasonably withheld.

         H. Except to the extent hereinafter permitted and in no greater percentage than set forth in Appendix B, the Distributor shall not offer for sale any merchandise in Episode Stores during the term of this Agreement except for the Articles. To the extent of the percentage permitted in Appendix B, Distributor may offer other merchandise for sale in Episode stores provided same


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shall consist of upper scale and quality ladies apparel and accessories and provided further that Distributor maintains a level of excellence and quality in Episode stores equivalent to the high standard of Episode and/or Toppy stores outside the Territory.

IV-A.  Domestic Manufacture

         A. Notwithstanding anything to the contrary contained in Article IV hereinabove, Distributor shall have the right to domestically manufacture Articles in its own factories within the Territory, provided it first receives the approval of Toppy in each instance, which approval shall not be unreasonably withheld. During the term of this Agreement, the Distributor shall pay to Toppy a royalty equal to two (2%) percent of all sales of all Articles manufactured by Distributor pursuant to this paragraph. The two (2%) percent royalty shall be based upon the Distributor's Retail Sales Price in the case of retail sales, and upon the Distributor's suggested Retail Sales Price in the case of wholesale sales. All royalty payments due under this paragraph from the Distributor will be:

                     (i) determined for each calendar quarter- year beginning with the quarter ending on July 31, 1996;

                     (ii) paid within thirty (30) days after the end of each such calendar quarter-year to such person or account as the Licensee may from time to time designate;

                     (iii) payment shall be accompanied by a statement certified by Distributor's Chief Financial Officer showing the number, all cost elements and information, and the Retail Sales Price of all Articles sold by it during that quarter and its advertising expenses related thereto;

                     (iv) paid in United States dollars and without deduction for any taxes;

                     (v) converted into United States dollars on the date payment is to be made to the Licensee at the commercial rate of exchange in effect on such date.

         B. All Articles manufactured domestically by the Distributor will be of high standards, style, appearance and quality and shall bear only the Trademarks specified by the Licensee.

         C. The Distributor shall submit to the Licensee such number as the Licensee shall request of pre-production specimens of each Article which it desires to have manufactured. Such specimens shall be accompanied by the written request for approval of the specimens and specifications. The Distributor


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shall not manufacture any Article unless and until it has received the
Licensee's written approval. If the Licensee does not notify the Distributor of its disapproval of any such submission within thirty (30) days after the Licensee first received the same, it shall be deemed to have granted its approval.

         D. The production of each Article domestically manufactured by the Distributor shall be in accordance with the pre-production specimens and specifications for that Article which were approved by the Licensee.

         E. Upon request of Licensee, the Distributor shall submit to the Licensee samples of each Article the Distributor is then selling, for quality examination. Upon prior reasonable notice from the Licensee, the Licensee or its designees shall have the right to inspect Distributor's inventory of Articles and all Articles in the process of being manufactured for it.

V.       Term of Agreement

         A. This Agreement shall become effective on June 1, 1996 and shall continue until January 31, 2002, unless this Agreement is sooner terminated pursuant to its terms. Notwithstanding the foregoing, this Agreement shall terminate immediately upon the termination for any reason of the Licensee's rights to use the Trademarks on the Articles in the Territory.

         B. If, and in the event that Distributor has otherwise complied with all of the terms and conditions of this Agreement, and subject to future agreement between the parties as to the minimum sales requirements for each period, this agreement shall be automatically renewed for successive twelve month periods, until same is terminated in accordance with Article XVI hereinafter set forth.

VI.      Minimum Sales

         A. During the term of this Agreement, the Distributor shall sell at retail, in the Territory, not less than the minimum value of Articles specified on Appendix B annexed hereto.

         B. For any period less than an entire fiscal year of Distributor (October 1 - September 30), the minimum value of Articles required to be sold shall be prorated in proportion to the portion of the fiscal year which that period equals.

         C. All Articles shall be purchased by the Distributor from the Licensee or its designee, except insofar as domestic manufacture is authorized by Toppy pursuant to Paragraph "IV-A".



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VII.     Quality

         A. The Distributor shall submit in writing and send by facsimile transmission to the Licensee for the Licensee's approval, all Advertising Material which the Distributor proposes to use or to allow others to use. The Distributor shall not, and it shall not permit others to in any way use, circulate or display any Advertising Material unless and until the same has been approved in writing by the Licensee. The Distributor shall be permitted to use Advertising Material for cooperative advertising purposes if all aspects of such material and its usage have been previously approved by the Licensee, for a period of six months after such approval. The Distributor shall, from time to time, at the Licensee's request, submit to the Licensee suitable proof, including, but not limited to, "tear sheets", that said cooperative advertising material is being properly used. If the Licensee does not notify the Distributor of its disapproval of any such submission within ten (10) days after the Licensee first received the same, it shall be deemed to have granted its approval.

         B. All Advertising Material shall conform to the international image, concept and advertising program of Toppy for Episode and/or Toppy stores throughout the world.

         C. At the request of Distributor, Toppy agrees to make its advertising software and hardware available to Distributor. There shall be no cost to Distributor for the software (e.g., creative elements), however, Distributor shall pay Toppy for the hardware (e.g., printing, duplication, duplication of color separations already made by Licensee) which cost shall consist of Toppy's cost plus handling.

         D. To the extent that Distributor prepares seasonal advertising budgets and plans, same shall be submitted to Licensee for Licensee's approval.

         E. Whenever a Trademark is used by the Distributor, there will also be attached a notice that the Trademark is owned by the Licensor and that the Trademark is registered. As an example thereof:

                  "Episode is a registered trademark of Episode
                  USA, Inc."

         F. The Licensee shall have the right to terminate this Agreement as set forth in Article XVI hereof if the Distributor shall breach or violate any of the provisions of this Article VII.

VIII.  Rights in Trademarks



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         A. The Distributor recognizes that: There is great value to the
Licensee and the Licensor in the Trademarks and in the goodwill associated therewith; the Licensor has licensed third parties to use the Trademarks on a wide variety of goods and services throughout the world; and that nothing contained in this Agreement gives the Distributor any interest or property rights in the Trademarks.

         B. The Distributor shall not, during the period of this Agreement or thereafter, directly or indirectly, assert any interest or property rights in any of the Trademarks.

         C. Subject to the exceptions hereinafter set forth, the Distributor shall not, during the period of this Agreement or thereafter, directly or indirectly adopt or use as a trademark, service mark, trade name or corporate name, any of the Trademarks, any term of translation meaning the same thing as any of the Trademarks or any word, symbol or picture or combination thereof which is confusingly similar to any of the Trademarks; and it shall not directly or indirectly, during the period of this Agreement or thereafter, register or attempt to register any of the foregoing in any country or territory as a trademark, service mark, trade name, corporate name, industrial design, design patent or otherwise.

         D. No Trademark shall be deemed to have been abandoned in the Territory merely because the licensor or its licensees are not using the same, and/or have not filed an application to register the Trademark in the Territory.

         E. The Distributor shall not, directly or indirectly:

                           (1) manufacture, distribute or sell any article which
                  infringes on any of the Trademarks;

                           (2) grant the right to reproduce pictures or sketches
                  of the Articles in Advertising Material.

IX.      No Acquiescence

         The Distributor agrees that it will not directly or indirectly permit or acquiesce in any of the activities prohibited by Article VIII to be taken by any company or firm which it owns or controls, or in which it is a partner or joint venturer, or the employees or agents of any of the foregoing or of the Distributor.

X.       Inspection Rights



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         Licensee, or its representatives shall, after prior notice to the
Distributor, have the right to inspect the books, offices and affiliates of the Distributor, and the related companies, firms, partnerships and ventures described in Article IX, in order to determine whether the Distributor is complying with, and has complied with, Articles VIII and IX of this Agreement.

XI.      Indemnification

         A. The Distributor shall be solely responsible for, and shall indemnify the Licensee, the Licensor, and their respective officers, directors, agents and employees and shall hold each of them harmless from any and all demands and claims (including, but not limited to, liabilities, judgments, penalties, losses, costs, and damages and expenses resulting therefrom, including reasonable attorneys' fees) in any way arising from, or in connection with, the sale, distribution, advertising, or use of the Articles, by the Distributor, notwithstanding any approval which may have been given by the Licensee or the Licensor. The Licensee shall give the Distributor prompt notice of any claim or demand as to which the Licensee or Licensor is entitled to indemnification.

         B. With respect to any claims falling within the scope of the foregoing indemnification:

                           (1) The Distributor shall keep the party subject to
                  the claim fully advised with respect to such claim and the progress of any suits in which the party subject to the claim or suit is not participating;

                           (2) If Distributor fails to defend the claim or suit
                  with due diligence, the Licensee and the Licensor shall each have the right to assume the defense of said claim or suit made or filed against it with counsel selected by it;

                           (3) The Licensee and the Licensor shall each have the
                  right to participate at their expense in any suit instituted against it and being defended by the Distributor and to approve any attorneys selected by the Distributor to defend it, which approval will not be unreasonably withheld or delayed; and

                           (4) The Distributor shall not settle a claim or a
                  suit made or filed against the Licensee or the Licensor, without the prior written approval of the party involved, which


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                  approval shall not be unreasonably withheld
                  or delayed.


         C. Distributor shall not be obligated to indemnify Toppy against third party claims that the Episode Trademarks are infringing third party trademarks, provided that Distributor's use of the Episode Trademarks has been authorized by this agreement.

XII.     Insurance

         A. The Distributor shall, throughout the term of this Agreement and for not less than two (2) years following its termination for any reason, purchase and maintain comprehensive general liability insurance, including blanket contractual liability, personal injury liability, and against other claims under the provisions of Article XII hereof, all in an amount not less than $5,000,000 combined single limited. Such insurance shall be written on an occurrence policy form with an insurer satisfactory to the Licensee.

         B. All such insurance policies will be in full force and effect from the effective date of this Agreement; name the Licensee and the Licensor and their respective officers, directors, employees and agents, as additional insureds; and contain provisions that the insurance coverage required hereunder will not be reduced or canceled without forty-five (45) days prior written notice having been provided to the Licensee.

         C. If the Distributor fails to obtain or maintain insurance required hereunder, the Licensee may, at its sole option, purchase such coverage at the Distributor's expense.

         D. Within fifteen (15) days from the effective date of this Agreement, and from time to time thereafter, at the Licensee's request, the Distributor shall furnish to the Licensee satisfactory proof of its compliance with the provisions of this Article.

         E. If the Distributor fails to comply with any of the provisions of this Article, the Licensee at its sole election, may terminate this Agreement without further notice.

XIII.  Third Party Infringements

         If the Distributor learns that a third party is, or may be, making any unauthorized uses of the Trademarks, the Distributor agrees promptly to give the Licensee written notice giving full information with respect to the actions by said third party. The Distributor shall not make any demands or claims, bring suit, effect any settlements or take any other action


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without the prior written consent of the Licensee, for the infringement or possible infringement by third parties of any of the rights granted to the Distributor, or of any of the Trademarks. The Distributor hereby waives any rights which may be afforded to it by the laws of the Territory to institute suit for infringement of the Trademarks. The Distributor agrees to cooperate with the Licensee at no out-of-pocket expense to the Distributor in connection with any action taken by the Licensee or Licensor to terminate infringements. Licensee shall act to terminate an infringement if, in the exercise of Licensee's reasonable judgment, the infringement is material.

XIV.     Books of Account and Other Records

         A. The Distributor shall keep full and accurate books of account, and all documents and material relating to this Agreement and the subject matter thereof at the Distributor's principal office at all times during the continuation of this Agreement and for three years thereafter. The Licensee or the Licensor, or the duly authorized agent or representative of either, shall have the right to examine such books, documents, and other material, shall have full and free access thereto during all ordinary business hours, and shall be at liberty to make copies of all, or any part, of such books, documents or other materials.

         B. Should the above inspection of the books, documents and other material reveal a deficiency in the accounting, reporting or payment in excess of five (5%) percent for the applicable period, in addition to payment of the deficiency, all accounting and audit fees relating to such inspection shall be paid by Distributor.

XV.      Efforts to Sell the Articles

         A. The Distributor shall use its best efforts to exploit and to promote, at its own expense, the sale and the use of the Articles, and to sell the same as widely as possible and at the best price obtainable in the Territory. Distributor shall furthermore use its best efforts to sell the Articles with a view towards enhancing the Trademarks and the quality and value of the Articles.

         B. In order to assist the Licensee in determining the marketing activities of the Distributor, the Distributor agrees to furnish to the Licensee, upon request from time to time, with complete information indicating the efforts made by the Distributor to market the Articles.

         C. Distributor shall furnish Licensee on a weekly basis with reports indicating the sales of each Article being offered


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for sale at each retail store owned, operated or controlled by
Distributor.

         D. If, and when, Distributor prepares business plans containing information respecting Episode stores, such as projected sales, expenses and estimated profit and loss on a per store basis, for any forthcoming period of the term, Distributor shall furnish said business plans to Licensee. Distributor shall also furnish Licensee with such other information as Licensee may reasonably require.

XVI.     Termination

         A. The following shall constitute an event of default under this
Agreement:

                  If the Distributor shall:

                           (1) fail to pay any amount to the Licensee when due;

                           (2) breach the terms of Articles VI and VIII hereof;

                           (3) become insolvent, or if a petition in bankruptcy
                  or for reorganization is filed by or against it, or if any insolvency proceedings are instituted by or against it under any statute, regulation or laws, or if it makes an assignment for the benefit of its creditors, or if a receiver is appointed for any of its assets, or if it liquidates its business in any manner whatsoever, or if any of distress, execution, or attachment is levied on any of its equipment used in the distribution of the Articles and the same remains undischarged for a period of ten days, or if the Distributor abandons the distribution of the Articles, ceases to do business as a going concern, or transfers all, or substantially all, of its assets;

                           (4) breach any of the terms of this Agreement, or of
                  any other agreement between the parties.


         B. The Licensee shall have the right to terminate this Agreement as follows:

                           (1) as set forth elsewhere in this Agreement;


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                           (2) if the event specified in Section XVI-A(1) hereof
                  remains uncured within five days after notice thereof has been given by the Licensee;

                           (3) if any other event of default remains uncured
                  within ten days after notice thereof has been given by the Licensee.

         C. Notwithstanding anything to the contrary hereinabove set forth, either party may terminate this agreement at any time by notice in writing. Upon such a notice of termination, the provisions of Sub-paragraphs D, E and F of this Article XVI shall apply as if the agreement had been terminated on the date of the notice.

         D.       Upon termination of this Agreement:

                           (1) Except as set forth in Section XVI-E below, all
                  rights of the Distributor granted hereunder will immediately terminate and all rights and goodwill appertaining thereto, including, but not limited to the Trademarks, the Articles and the right to distribute will revert to the Licensee without cost to the Licensee; and

                           (2) The Distributor shall, at its own expense,
                  immediately cease using the Trademarks, remove the same from all Advertising Material, signs, letterheads, packaging materials, or other advertising materials used by it.

                           (3) Upon the failure of the Distributor to do any of
                  the foregoing, the Licensee may do so at the Distributor's expense.

         E. Upon termination of this Agreement, the Distributor shall immediately discontinue advertising, selling and distributing Articles, except that the Distributor shall be permitted to sell or otherwise distribute its finished inventory of all Articles at the time of such termination and such inventory as may be in the process of production for a period not to exceed twelve (12) calendar months after termination of this Agreement; provided, however, that the Distributor shall be liable for and shall pay all amounts and submit all reports in connection with such sales as required under the terms of this Agreement. During the twelve (12) month period, the Distributor shall have the right to purchase additional Articles, but this right shall not extend or otherwise enlarge any right to sell or dispose of same. Within thirty (30) days after its receipt of


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notice of termination, the Distributor shall furnish the Licensee with a written statement of all Articles in inventory and on order.

         F. The termination of this Agreement shall not discharge or release the Distributor from all liabilities and responsibilities it may have hereunder, whether or not they will have accrued prior to such termination or by reason of the same, including, but not limited to, the payment of all amounts required hereunder, and the same shall not prejudice any of the Licensee's rights in connection with the enforcement or breach of this Agreement.

XVII.  Advertising

         "Intentionally Deleted".

XVIII.  Trademark Usage

         Distributor agrees to the use of the Trademarks in connection with the Articles so as to conform with the Trademark Laws of the country in which the products are to be sold at retail.

XIX.  Rectified Breach

         "Intentionally Deleted".

XX.      Miscellaneous

         A. This Agreement and the rights granted hereunder, shall be personal to the Distributor. The Distributor shall not, directly or indirectly, whether in writing or orally, assign, transfer or encumber this Agreement or assign, transfer, sublicense, delegate or encumber this Agreement, or assign, or permit said Agreement, or said rights, to be transferred, assigned, sublicensed, delegated or encumbered by operation of law or otherwise, without the prior written consent of the Licensee. The foregoing restrictions shall also apply to assignments, transfers, sublicenses or encumbrances to any entity owned or controlled by, or under, common ownership or control with the Distributor. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Licensee.

         B. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either party of a default hereunder in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances. All specific remedies provided for in this


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Agreement shall be cumulative and shall not be exclusive of one another or of any other remedies available in law or equity.

         C. In the event any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

         D. The headings as to the contents of particular paragraphs are inserted only for convenience and are in no way to be construed as a part of this Agreement.

         E. This Agreement comprises the entire understanding of the parties hereto on the subject matter herein contained. Any and all representations or agreements by any agent or representative of either party shall be null, void and of no effect whatsoever.

         F. Nothing contained in this Agreement shall be construed to place the parties in the relationship of legal representatives, partners, joint ventures, or agency. Distributor shall have no power to obligate or bind Licensee in any manner whatsoever.

         G. The Distributor shall keep confidential, during the term of this Agreement and thereafter, all information it may receive concerning the Licensee and its operations.

         H. All Trademark uses of the Trademarks by the Distributor under the terms of this Agreement shall inure to the benefit of the Licensee and the Licensor, as their respective interests may appear, who shall own all trademarks and trademark rights created by such uses. The Distributor hereby assigns and transfers to the Licensee and the Licensor, as their respective interests may appear, all trademarks and trademark rights created by such uses, together with the goodwill of the business in connection with which such trademarks are used.

         I. The Licensee or its designees shall have the right, but not the obligation, to file, at its sole expense, one or more trademark or design applications in the Territory relating to the Articles in the name of the Licensee or of its designees or parties licensed by or affiliated with the Licensee. The Distributor shall keep records (including copies of pertinent invoices, correspondence, and other material) of and advise, the Licensee of the dates when each Article is first distributed by it in the Territory. If requested by either the Licensee or its designee, the Distributor also agrees to supply promptly to the


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Licensee such samples, facsimiles, or photographs of the trademark usages in question and any other information necessary and desirable to enable the Licensee or its designees to complete and obtain any trademark or design applications or registrations, or to evaluate or oppose any trademark or design applications, registrations, or uses by third parties. If the Licensee or its designee deems it necessary or desirable for any application to be made in the name of the Distributor, the Distributor agrees, at the Licensee's request, to sign promptly, or cause to be signed, any necessary application or consent papers. However, no such registration in the name of the Distributor shall be construed as an assignment or grant Distributor any right, title or interest in the Trademark or design as provided in this Agreement; and upon the request of the Licensee, the Distributor agrees to execute and deliver to the Licensee any such assignments, instruments of cancellation, consents, or other papers as may be requested by the Licensee for the purpose of assigning said application or registration to the Licensee or its designees, or canceling the same, or consenting to the registration by the Licensee or its designees, of a trademark similar to the trademark covered by said application, or registration, and relating to other goods and services. Upon the expiration or termination of this Agreement, or upon the Licensee's written demand, the Distributor agrees to assign promptly, or cause to be assigned to the Licensee, or its designees, by good and recordable instruments of transfer, any trademark and design registrations or applications in the name of the Distributor, together with the underlying Trademarks and designs and the goodwill of the business in connection with which such Trademarks and designs have been used.

         J. All notices, payments and statements required or provided for herein, shall be given to the parties at their respective addresses set forth above. All notices, statements and reports shall be in writing and shall be delivered in person or mailed by registered or certified mail, postage prepaid, addressed to the party to whom such notice is to be given. All notices shall be deemed to have been given when mailed or upon receipt of personally delivered except as otherwise expressly set forth herein. Any party may change its address by giving notice of the same to the other.

         K. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, in the United States of America, without giving effect to its principles of conflicts of laws.

         L. The Distributor recognizes the goodwill inherent in the Trademarks, acknowledges that the goodwill attached thereto belongs to the Licensee and the Licensor as their respective interests may appear, and that such Trademarks have secondary meanings in the minds of the public. The Distributor shall not, during the term of this Agreement or thereafter, attack or contest the rights of the Licensee and the Licensor in and to the Trademarks, or attack the validity of this Agreement.

         M. The Distributor shall not in any way register any Trademark, or any similar name as a trade name or trademark, nor will any Trademark be used by the Distributor in the name of any corporation, partnership or other business entity, unless authorized by this Agreement. Distributor agrees that it will not use the name "EPIC" as a trade name or trademark.

         N. Except as expressly set forth herein, the Distributor shall have no rights to, directly or indirectly, manufacture, import, sell, offer for sale or to distribute Articles bearing the Trademarks in the Territory.

         O. Distributor and Guarantor represent that Distributor is and shall remain a wholly-owned subsidiary of Guarantor. Guarantor agrees to guarantee the due and timely performance by Distributor of all of Distributor's obligations under this agreement. Said Guaranty is made part of this agreement as Appendix C.

         P. This Agreement is subject to and conditioned upon, the approval of Licensor and The United States Bankruptcy Court for the Southern District of New York in the Chapter 11 proceeding of Episode USA, Inc. (96-B-40371-JLG).

         To signify their agreement to all of the foregoing, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.



                                    Licensee:

Witness:                                         TOPPY INTERNATIONAL LIMITED


_________________________                        By: /s/ Jeffrey Fang
                                                     -------------------------


                                                 Distributor:

Witness:                                         T3 ACQUISITION, INC.


/s/ Dan Matthias                                 By: /s/ Rebecca Matthias
- - --------------------------                           --------------------------


                                   Guarantor:

Witness:                                         MOTHERS WORK, INC.


/s/ Dan Matthias                                 By: /s/ Rebecca Matthias
- - --------------------------                           --------------------------

                       APPENDIX A - SCHEDULE OF TRADEMARKS


- - -----------------------------------------------------------------------------------------------------------------------------
                               Registration                           Registration                   International
     Trademark                      No.                                   Date                           Class
- - -----------------------------------------------------------------------------------------------------------------------------

EXCURSION                       1,821,447                                02/15/94                           25
- - -----------------------------------------------------------------------------------------------------------------------------
EPISODE                         1,596,579                                05/05/90                           25
- - -----------------------------------------------------------------------------------------------------------------------------
EPISODE                         1,616,193                                10/02/90                           42
- - -----------------------------------------------------------------------------------------------------------------------------
EXCURSIONS                      1,559,971                                10/10/89                           25
- - -----------------------------------------------------------------------------------------------------------------------------
EPISODE                         1,525,858                                02/21/89                           25
- - -----------------------------------------------------------------------------------------------------------------------------

- - -----------------------------------------------------------------------------------------------------------------------------
EPISODE                           686,686                                10/13/59                           25
- - -----------------------------------------------------------------------------------------------------------------------------

                        APPENDIX B - SCHEDULE OF MINIMUMS


1. GUARANTEED MINIMUM SALES OF EPISODE ARTICLES AT RETAIL VALUE AND PURCHASED FROM TOPPY

         October 1, 1996 - September 30, 1997                $20,000,000
         October 1, 1997 - September 30, 1998                 25,000,000
         October 1, 1998 - September 30, 1999                 30,000,000
         October 1, 1999 - September 30, 2000                 35,000,000
         October 1, 2000 - September 30, 2001                 40,000,000
         October 1, 2001 - September 30, 2002                 45,000,000

2. GUARANTEED MINIMUM PERCENTAGE BY VALUE OF EPISODE ARTICLES ON FLOOR OF EACH STORE SHALL BE 50 PERCENT (50%) OF VALUE OF ALL MERCHANDISE ON FLOOR.

                                   APPENDIX C

                         GUARANTEE OF MOTHERS WORK, INC.

                  This Guaranty ("Guaranty") is made and entered into this 25th day of April, 1996 by Mothers Work, Inc., a corporation organized and existing under the laws of the State of Delaware ("Guarantor" or "MWI") in favor of Toppy International Limited, a corporation organized under the laws of Hong Kong ("Toppy"), and Episode USA, Inc., a corporation organized under the laws of the State of Delaware ("Episode").

                  Whereas, Toppy, MWI and T3 Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware ("T3") have entered into that certain Distribution Agreement dated April 25, 1996 (as the same may be amended or otherwise modified from time to time, the "Distribution Agreement"); and

                  Whereas, Episode, T3 and MWI have entered into that certain Trademark License Agreement dated April 25, 1996 (as the same may be amended or otherwise modified from time to time, the "Trademark License Agreement"); and

                  Whereas, the Distribution Agreement and the Trademark License Agreement are collectively referred to herein as the "Agreements"; and

                  Whereas, the Guarantor is the principal shareholder of T3 and will derive substantial benefit from the consummation of the transactions set forth in the Agreements; and

                  Whereas, as a condition of consummating the transactions set forth in the Agreements, Toppy and Episode have required that the Guarantor enter into this Guaranty.

                  NOW THEREFORE, in consideration of the premises and to induce Toppy and Episode to enter into and perform the Agreements, the Guarantor agrees as follows:

                  1. The Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance when due of all of the obligations, including indemnification obligations, (the "Obligations") of T3 under the Agreements.

                  2. The Guarantor agrees that its obligations hereunder are an unconditional and absolute guaranty of payment and of performance of the Obligations, irrespective of any waiver, consent or granting of any indulgence by Toppy or Episode or any other person to T3 with respect to any provision of the Agreements and irrespective of whether Toppy or Episode shall have instituted suit, action or proceeding or exhausted their respective remedies under the Agreements or taken any steps to enforce any rights against T3 or against any other person to compel any such performance or to collect all or part of any Obligations.

                  3. The Guarantor waives diligence, presentment, demand or payment, filing of claims with a court in the event of bankruptcy of T3, protest, notice of default in the payment of any sum payable by T3, notice of any other default, breach or nonperformance of any agreement, covenant or obligation of T3 and notice and all demands whatsoever with respect to the Obligations. The Guarantor expressly waives notice from Toppy and Episode of their acceptance of and reliance on this Guaranty. The Guarantor agrees to pay all costs, expenses and fees, including reasonable attorneys' fees and expenses, which may be incurred by Toppy and/or Episode in enforcing or attempting to enforce this Guaranty, whether same shall be enforced by suit or otherwise.

                  4. No amendment, release or modification of the provisions of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Toppy and Episode. Toppy and/or Episode shall have the full right, without any notice to or consent from the Guarantor, from time to time and at any time, and without affecting, impairing or discharging, in whole or in part, the liability of the Guarantor hereunder: (a) to make any change, amendment or modification whatsoever to or of any term or condition of the Agreements; (b) to extend, in whole or in part, by renewal or otherwise, and on one or more occasions, any term or condition of the Agreements; or (c) to settle, compromise, release, surrender, modify or impair, and to enforce and exercise, or fail or refuse to enforce or exercise, any claims, rights or remedies of any kind or nature against T3.

                  5. Neither Toppy or Episode shall be under any obligation to proceed against T3 before proceeding against the Guarantor.

                  6. This Guaranty shall enure to the benefit of Toppy, Episode, its successors and assigns.

                  7. The validity, interpretation and enforcement of this Guaranty shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof. Guarantor hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of or based upon this Guaranty or the subject matter hereof.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered on the date first written above.


Witness:                                     MOTHERS WORK, INC.


_____________________________            By: ____________________________